UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2011

CALGON CARBON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10776	25-0530110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 717, Pittsburgh, PA 15230-0717		15230-0717
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (412) 787-6700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 17, 2011, Calgon Carbon Corporation (the “Company”) and certain of its domestic subsidiaries entered into that certain First Amended and Restated Credit Agreement (the “Amended Credit Agreement”), by and among the Company, the guarantors party thereto, the lenders party thereto, First Commonwealth Bank, as administrative agent for the lenders (the “Agent”) and RBS Citizens, N.A., and First National Bank of Pennsylvania as co-documentation agents. Unless otherwise defined herein, capitalized terms used herein have the meaning ascribed to them in the Amended Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

The Amended Credit Agreement amends and restates the Company’s existing $95 million five-year Credit Agreement, dated as of May 8, 2009 (the “Original Credit Agreement”), by and among the Company, the guarantors party thereto, the lenders party thereto and the Agent, which was set to expire May 8, 2014.

The Amended Credit Agreement amends the Original Credit Agreement by increasing the Company’s total borrowing capacity from $95 million to $125 million, with a $30 million sublimit for the issuance of letters of credit and sublimit for swing loans generally equal to $5 million. The Amended Credit Agreement also provides that so long as no Event of Default has occurred and is continuing, the Company may from time to time, request an increase in the Revolving Credit Commitment by an amount (for all such requests) not to exceed $50 million.

Additionally, the Amended Credit Agreement amends the Original Credit Agreement by transforming the senior secured revolving credit facility to a senior unsecured revolving credit facility by releasing all of the collateral, which previously secured the Company’s commitments under the Original Credit Agreement. The Amended Credit Agreement extends the term of the revolving credit facility to November 17, 2016, eliminates the lenders’ requirement to convert revolving credit loans to a term loan on a specific date and modifies the Maximum Leverage Ratio, which must now be less than 2.50 to 1.0. The Amended Credit Agreement also modifies the Pricing Grid by decreasing libor margins up to 1.25% and commitment fees for the credit facility; it eliminates the dollar limitations on certain forms of Indebtedness permitted under the Original Credit Agreement, which continue to be permitted under the Amended Credit Agreement; it eliminates the dollar limitation on loans, advances to and investments in, Foreign Subsidiaries; and provides for loans and advances to be made to third parties by the Company in the ordinary course of business, facilitating potential acquisitions or for other business purposes; it increases the maximum dollar amount for Liens securing permitted Indebtedness under the credit facility from $15 million to $35 million; it permits guaranties by the Loan Parties, which were prohibited under the Original Credit Agreement, and modifies the cap on dividends to a Minimum Net Worth requirement, provided no Event of Default or Default exists; it eliminates various restrictions for merger and acquisitions and limits the total consideration paid for all similar transactions in any fiscal year not to exceed the greater of $60 million or 10% of previous year’s total sales of the Company on a Consolidated Basis as set forth in its audited financial statements; it permits asset dispositions by the Loan Parties in any given year, provided no Event of Default or Default exists, so long as the aggregate book value of such assets (net of depreciation) does not exceed 10% of Net Worth and allows the Loan Parties to own or create subsidiaries and acquire interests in other entities, including joint ventures (with certain limited exceptions); it removes the section which previously addressed sale and leaseback transactions to effectively remove the existing dollar limitation on such transactions; and it removes the section which previously addressed capital expenditures to effectively permit unlimited capital expenditures. The Amended Credit Agreement makes other conforming modifications to the Original Credit Agreement in order to reflect the changes discussed above and removes certain other non-material definitions and associated references, which are no longer applicable.

Other than as described above, the representations and warranties, the affirmative and negative covenants, the reporting requirements and the events of default described in the Amended Credit Agreement remain substantially consistent with those included in the Original Credit Agreement.

The foregoing description of the Amended Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Amended Credit Agreement, a copy of which is attached hereto as Exhibit 10.1.

The Amended Credit Agreement is being filed herewith solely to provide investors and security holders with information regarding its terms. It is not intended to be a source of financial, business or operational information about the Company or any of its subsidiaries or affiliates. The representations, warranties and covenants contained in the Amended Credit Agreement are made solely for purposes of the Amended Credit Agreement and are made as of specific dates; are solely for the benefit of the parties; may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Amended Credit Agreement, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties instead of establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Amended Credit Agreement, which subsequent information may or may not be fully reflected in public disclosures.

A copy of the Company’s press release with respect to this transaction is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above in Item 1.01 with respect to the Amended Credit Agreement is hereby incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being filed pursuant to Item 601 of Regulation S-K and General Instruction B2 to this

Form 8-K:

Exhibit No.	Description

10.1	First Amended and Restated Credit Agreement by and among Calgon Carbon Corporation, as Borrower, Calgon Carbon Investments, Inc., BSC Columbus, LLC, CCC Columbus, LLC, Calgon Carbon Holdings, LLC and Hyde Marine, Inc., as the Guarantors, and First Commonwealth Bank, as Agent, a Lender, Issuing Bank and Swing Loan Lender, Citizens Bank of Pennsylvania, as a Lender, First National Bank of Pennsylvania, as a Lender and Co-Documentation Agent, and RBS Citizens, N.A., as Co-Documentation Agent, together with Schedules and Exhibits thereto.

99.1	Press Release dated November 17, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALGON CARBON CORPORATION (Registrant)

Date: November 21, 2011	/s/ Richard D. Rose
(Signature)
Richard D. Rose Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

10.1	First Amended and Restated Credit Agreement by and among Calgon Carbon Corporation, as Borrower, Calgon Carbon Investments, Inc., BSC Columbus, LLC, CCC Columbus, LLC, Calgon Carbon Holdings, LLC and Hyde Marine, Inc., as the Guarantors, and First Commonwealth Bank, as Agent, a Lender, Issuing Bank and Swing Loan Lender, Citizens Bank of Pennsylvania, as a Lender, First National Bank of Pennsylvania, as a Lender and Co-Documentation Agent, and RBS Citizens, N.A., as Co-Documentation Agent, together with Schedules and Exhibits thereto.

99.1	Press Release dated November 17, 2011.